UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
————————————————
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2013
WATERSTONE FINANCIAL, INC.
 (Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	000-51507 (Commission File Number)	20-3598485 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Waterstone Financial, Inc. (the "Company") held its 2013 Annual Meeting of Shareholders on May 21, 2013.  The shareholders (i) elected one member of the Company's Board of Directors to serve until 2016; (ii) approved, in an advisory vote, the compensation of the Company's named executive officers; and (iii) ratified the Audit Committee's selection of KPMG LLP as the Company's independent auditors for the year ended December 31, 2013.  There were 31,348,556 outstanding shares eligible to vote as of March 25, 2013, the record date for the 2013 Annual Meeting.

The results of the matters submitted to a vote at the Annual Meeting of Shareholders were as follows:

(1)	Election of the below named nominee to the Board of Directors of Waterstone Financial, Inc.:

Nominee	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Thomas E. Dalum	27,076,239	228,460	2,447,664

(2)	Advisory vote on executive compensation:

Number of Votes For	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
26,821,825	469,807	13,067	2,447,664

(3)	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ended December 31, 2013:

Number of Votes For	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
29,705,279	41,084	6,000	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: May 24, 2013
/s/ William F. Bruss
Name: William F. Bruss
Title: Senior Vice President, General Counsel and Secretary